Exhibit 8.1

[Fried Frank Letterhead]

June 5, 2015

Extended Stay America, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

ESH Hospitality, Inc.

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

Re:         Certain U.S. Federal Income Tax Matters

Ladies and Gentlemen:

We have acted as counsel to ESH Hospitality, Inc., a Delaware corporation (collectively with its predecessor, ESH Hospitality, LLC, “ESH REIT”), and Extended Stay America, Inc., a Delaware corporation (the “Corporation”), in connection with the preparation of the joint registration statement on Form S-3 of ESH REIT and the Corporation, filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2015 (the “Registration Statement,” and the effective time of the Registration Statement, the “Effective Time”). This opinion is being furnished pursuant to the request of ESH REIT and the Corporation. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement; the Amended and Restated Certificate of Incorporation, dated November 6, 2013, of ESH REIT (the “REIT Charter”), the Amended and Restated Certificate of Incorporation, dated November 6, 2013, of the Corporation (the “Corporation Charter” and together with the REIT Charter, the “Charters”); the agreements and documents identified and defined in Annex I hereto (the “Annex Materials”); and such other documentation and information as we have deemed necessary or appropriate as a basis for the opinions set forth herein. The Corporation, ESH REIT, and ESA Management LLC (together with its predecessor, HVM, LLC, “Management”), have provided us with, and we are relying upon, a letter, dated as of the date hereof, confirming the accuracy of statements made in a certificate containing certain representations and covenants of officers of the Corporation, ESH REIT and the Managers (the letter, together with the certificate, the “Officers’ Certificate”) relating to factual matters regarding, among other things, the actual and proposed operations of ESH REIT and the Corporation and of each of the entities in which ESH REIT and the Corporation hold, or will hold, a direct or indirect equity interest. In addition, each of Centerbridge Partners L.P., Paulson & Co. Inc. and Blackstone Real Estate Associates VI-ESH

Extended Stay America, Inc.

ESH Hospitality, Inc.

June 5, 2015

L.P. (the “Sponsors”) has provided us with, and we are relying upon, a letter, dated as of the date hereof, confirming the accuracy of statements made in a certificate containing certain representations and covenants of officers of each of the Sponsors (the letters, together with the certificates, the “Sponsor Certificates”), relating to factual matters regarding, among other things, the actual and constructive ownership of ESH REIT and the Corporation by investment funds or other entities or arrangements sponsored or managed by the Sponsors or their affiliates (“Sponsor Funds”) and their direct and indirect owners (“Sponsor Investors”). Finally, ESH REIT has received, and with your consent we are relying upon, (i) an opinion, dated as of November 12, 2013, prepared by Duff & Phelps, LLC (the “DP IPO Opinion”), that, as of the effective time of the initial public offering of Paired Shares, the fair market value of all of the outstanding shares of the Class B common stock of ESH REIT represented less than 50% of the fair market value of all outstanding shares of stock of ESH REIT, and (ii) an opinion, dated as of May 15, 2015, prepared by Duff & Phelps, LLC (the “DP OM Opinion,” and together with the DP IPO Opinion, the “DP Opinions”) that, as of the date of such opinion, the fair market value of all of the outstanding shares of the Class B common stock of ESH REIT represented less than 50% of the fair market value of all outstanding shares of stock of ESH REIT. ESH REIT has also received, and with your consent we are relying upon, three valuations (the “Valuations”), dated as of November 12, 2013, August 4, 2014, and May 15, 2015, of all of the outstanding shares of Class B common stock of ESH REIT in relation to the value of all of the outstanding shares of stock of ESH REIT.

We have made such inquiries as we have deemed necessary or appropriate for purposes of rendering our opinions. For purposes of our opinions, we have not independently investigated or verified the facts, representations and covenants set forth in the Registration Statement, the Annex Materials, the Officers’ Certificate, the Sponsor Certificates or in any other document on which we have relied in rendering our opinions (collectively, the “Documents”). In particular, we note that the Corporation, ESH REIT and/or the entities in which ESH REIT and the Corporation hold, or will hold, a direct or indirect equity interest may have engaged in transactions that we have not or will not review or provide legal advice with respect thereto, and of which we may be unaware. We have, consequently, relied on the representations and statements described in the Documents, and assumed that the information presented in the Documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinions. Our opinions are conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any change or inaccuracy in the facts, statements, representations and covenants referred to, set forth, or assumed herein or in the Documents may affect our conclusions set forth herein.

For purposes of our opinions, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such documents. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts. In making our examination of documents executed, or to be executed, we have assumed that the parties

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June 5, 2015

thereto had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder. Moreover, we have assumed that the facts, information, statements and representations contained in the Documents can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence.

With your consent, our opinions are also based on the correctness of the following assumptions: (i) all statements and information set forth in the Documents are true, correct and complete in all respects, (ii) any representation, statement or covenant in the Documents qualified by materiality or intent, or made as a belief to the knowledge of or similarly qualified is true, correct and complete, without any such qualification, (iii) each of the obligations of ESH REIT and the Corporation described in the Documents has been or will be performed or satisfied in accordance with its terms without regard to any qualification as to level of effort in satisfying such obligation, (iv) each of the entities comprising the Corporation and ESH REIT will be operated in accordance with the laws of the jurisdiction in which it is formed and in the manner described in the Charters and other organizational documents, (v) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Corporation and ESH REIT have been formed, (vi) based on the DP Opinions, the Valuations and the Officers’ Certificate, all of the outstanding shares of Class B common stock of ESH REIT represent less than 50% of the value of all outstanding shares of stock of ESH REIT, and (vii) each of the written agreements to which each of ESH REIT and the Corporation and each entity in which ESH REIT and the Corporation holds, or will hold, a direct or indirect equity interest is a party and each of their respective Charters and other organizational documents have been and will be implemented, construed and enforced in accordance with their respective terms, and all such agreements and documents are binding, valid and enforceable in accordance with their terms.

In rendering our opinions, we have considered and relied upon applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, pertinent judicial authorities, published opinions and administrative pronouncements of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as they exist at the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. A change in any of the authorities upon which our opinions are based could affect our conclusions herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not binding on the IRS or a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS. In addition, any changes or inaccuracy in the Documents could affect our conclusions herein.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement under the heading “Material United States Federal Income Tax Considerations,” we are of the opinions set forth below.

Extended Stay America, Inc.

ESH Hospitality, Inc.

June 5, 2015

Qualification of ESH REIT as a REIT under the Code

In order to qualify as a REIT, ESH REIT, for each taxable year, must, among the other requirements set forth in Sections 856 through 860 of the Code, satisfy two gross income tests which generally require that “rents from real property,” among other prescribed items, comprise 95% and 75%, respectively, of ESH REIT’s gross income. Rents received by a REIT from a corporate tenant in which the REIT directly or indirectly owns, actually or constructively, stock possessing 10% or more of the total combined voting power of all classes of stock of such tenant entitled to vote or 10% or more of the total value of shares of all classes of stock of such tenant do not qualify as “rents from real property.” Prior to the Pre-IPO Transactions, ESH REIT owned 100% of the Operating Lessees, but relied upon an exception to the related party rent rule for leases of hotels or other “qualified lodging facilities” to taxable REIT subsidiaries (i.e., the Operating Lessees) managed by HVM , LLC (“HVM”) as an “eligible independent contractor” (the “Qualified Lodging Exception”). Pursuant to the Pre-IPO Transactions, the Corporation acquired the assets of HVM and the Operating Lessees. As a result, the Qualified Lodging Exception to the related party rent rule relied upon for periods prior to the Pre-IPO Transactions no longer applies. The IRS could seek to reorder or recast the Pre-IPO Transactions such that the Qualified Lodging Exception was not available at all times prior to the effective time of the initial public offering. Following completion of the Pre-IPO Transactions, rents that ESH REIT receives from the Corporation will not qualify as “rents from real property” if ESH REIT directly or indirectly owns, actually or constructively, stock possessing 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote or 10% or more of the total value of shares of all classes of stock of the Corporation. While ESH REIT does not directly own any stock in the Corporation, if ESH REIT is considered under the relevant attribution rules to own stock in the Corporation representing 10% or more of the total voting power or value of the Corporation, ESH REIT could not treat the lease payments received from the Corporation as rents from real property, and ESH REIT would not qualify as a REIT. For these purposes, ESH REIT will be considered to own any stock owned or deemed to be owned by any person that directly or indirectly owns, actually or constructively, stock possessing 10% or more of the total value of shares of all classes of ESH REIT stock (the owner of such amount of stock, a “10% Shareholder”). For purposes of determining whether a person is a 10% Shareholder of ESH REIT, complicated and factually intensive attribution rules under the Code apply. For example, a shareholder that owns 10% or more of the total value of all classes of Corporation stock will be treated as owning a proportionate share of the stock owned by the Corporation, including the Class A Common Stock of ESH REIT owned by the Corporation. Thus, a person that owns, actually or constructively, 10% or more of the Paired Shares will be considered to be a 10% Shareholder of ESH REIT.

Certain Sponsor Funds that directly or indirectly owned, actually or constructively, an interest in ESH REIT (“Sponsor Entities”), as well as certain Sponsor Investors, were 10% Shareholders of ESH REIT prior to the Pre-IPO Transactions. In advance of the Pre-IPO Transactions, the Sponsors undertook certain steps intended to reduce the interest in ESH REIT of

Extended Stay America, Inc.

ESH Hospitality, Inc.

June 5, 2015

these Sponsor Entities and Sponsor Investors, such that after the completion of these restructuring steps, no person would be treated as a 10% Shareholder of ESH REIT (and therefore rents paid by the Corporation to ESH REIT would be treated as rents from real property).

The Sponsor Certificates and related exhibits identify all Sponsor Entities and describe the current direct and indirect ownership interest in ESH REIT of each Sponsor Entity and the Sponsor Investors. Each Sponsor Certificate also includes a representation that, to the best of such Sponsor’s knowledge, as of the Effective Time (i) no Sponsor Entity or Sponsor Investor is a 10% Shareholder of ESH REIT, and (ii) no entity is a 10% Shareholder of ESH REIT or the Corporation as a result of shares of ESH REIT or the Corporation being attributed to such entity from one or more of such entity’s owners. Our opinion relies on the factual statements and information included in the Sponsor Certificates, and if any of the representations in the Sponsor Certificates are incorrect or incomplete, including representations as to the direct or indirect ownership interest in ESH REIT of the Sponsor Entities or the Sponsor Investors, one or more of the conclusions set forth in this opinion may not be correct. With your consent, we did not independently review or verify the determination of the direct or indirect ownership interest in ESH REIT of the Sponsor Entities or the Sponsor Investors and are relying solely on the Sponsor Certificates and other Documents in that regard. In addition, the application of the constructive ownership rules with respect to certain aspects of calculating whether a person is a 10% Shareholder is unclear. For example, there is no judicial or administrative guidance describing the manner in which a partner’s “carried” interest is treated for purposes of calculating such partner’s profits interest in a partnership nor how such interests affect the other partners’ interests in the partnership for purposes of these rules. Our opinion takes the view that for purposes of determining whether a person is a 10% Shareholder of ESH REIT or the Corporation, a partner’s profits interest in a Sponsor Fund is determined based on the maximum amount of partnership profits potentially allocable to such partner on a cumulative basis. The IRS or a court considering the matter, however, could disagree with this interpretation.

The conclusions in our opinion, and the representations contained in the Sponsor Certificates, are made as of the Effective Time. However, events or circumstances beyond the Sponsors’, ESH REIT’s or the Corporation’s knowledge or control, including events after the Effective Time, could result in a person, including a Sponsor Entity or Sponsor Investor, being (or becoming) a 10% Shareholder. The constructive ownership rules that apply for purposes of determining whether a holder of Paired Shares is a 10% Shareholder of ESH REIT or the Corporation are complex and unclear in certain respects and as a result the outstanding Paired Shares owned by a group of related individuals or entities may be deemed to be constructively owned by one individual or entity. For example, the acquisition of less than 10% of the outstanding Paired Shares (or the acquisition or change in ownership of an interest in an entity that owns Paired Shares) by an individual or entity could cause that individual or entity to be treated as a 10% Shareholder of ESH REIT or the Corporation. After the Effective Time, we will not monitor the actual or constructive ownership of Paired Shares. While the Sponsor Certificates include a representation that the Sponsors will monitor the actual and constructive ownership of the Sponsor Entities and Sponsor Investors in ESH REIT and the Corporation and take all

Extended Stay America, Inc.

ESH Hospitality, Inc.

June 5, 2015

measures within their control to ensure that no Sponsor Entity or Sponsor Investor will be treated as a 10% Shareholder of ESH REIT or the Corporation, the Sponsors’ ability to completely and accurately monitor the actual and constructive ownership of Paired Shares by Sponsor Entities and Sponsor Investors after the Effective Time is limited. Thus, no assurance can be given that, after the Effective Time, a person, including a Sponsor Entity or Sponsor Investor, will not be treated as a 10% Shareholder of ESH REIT or the Corporation.

The Charters of ESH REIT and the Corporation each provide that no single person may “Beneficially Own” or “Constructively Own” more than 9.8% of the stock in value or number of shares, whichever is more restrictive, of any class of or series of capital stock of ESH REIT and the Corporation, respectively (the “Ownership Limitations”). Under the Charters, if a person Beneficially Owns or Constructively Owns stock in excess of the Ownership Limitations, the stock owned by such person in excess of the Ownership Limitations will be converted automatically into shares of “excess stock” and will be transferred, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization. You have represented to us that you will enforce this provision of the Charters and that ESH REIT and the Corporation will take all measures within your control (including, without limitation, monitoring and enforcing all restrictions on ownership of their respective stock) to ensure that ESH REIT is not treated as owning stock possessing 10% or more of the total combined voting power or total value of shares of all classes of stock of the Corporation, and we are relying on such representations.

Subject to the foregoing, we are of the opinion that, commencing with its taxable year ended December 31, 2010, ESH REIT has been organized in conformity with the requirements for qualification as a REIT under the Code, and its current and proposed method of operation, as described in the Registration Statement and in representations furnished to Fried Frank, should enable it to meet the requirements for qualification and taxation as a REIT under the Code.

Fair Summary of Matters of U.S. Federal Income Tax Laws

We are of the opinion that the statements set forth in the Registration Statement under the caption “Material United States Federal Income Tax Considerations,” insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize the matters set forth therein.

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This opinion letter addresses only the specific U.S. federal income tax matters set forth above and does not address any other U.S. federal, state or local or non-U.S. tax matters. Except as set forth above, we express no opinion to any party as to any tax consequences, whether U.S. federal, state, local or non-U.S., of the transactions described in the Registration Statement, any transaction related thereto, or of ownership of the Paired Shares of ESH REIT and the Corporation. Furthermore, as noted in the Registration Statement, ESH REIT’s qualification as a REIT depends upon its ability to meet, on a continuing basis, through actual results of operation,

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June 5, 2015

certain requirements, including requirements relating to the nature of its assets and income, distribution levels, diversity of stock ownership, and various other qualification requirements imposed under the Code, compliance with which has not and will not be reviewed by us. Accordingly, no assurance can be given that, for any given year, ESH REIT will satisfy the requirements for taxation as a REIT under the Code.

This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinions to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation or assumption relied upon herein that becomes incorrect or untrue. The opinions expressed herein are being furnished in connection with the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to each reference to us and the discussions of advice provided by us under the headings “Risk Factors” and “Material United States Federal Income Tax Considerations” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

Fried, Frank, Harris, Shriver & Jacobson LLP

Extended Stay America, Inc.

ESH Hospitality, Inc.

June 5, 2015

ANNEX I

Definitions

“HVM Asset Purchase Agreement” means the Asset Purchase Agreement between ESA Management, LLC and HVM L.L.C. dated October 9, 2013.

“Management Agreements” means (i) the Management Agreement between ESA P Portfolio Operating Lessee Inc. and HVM dated October 8, 2010, as amended April 9, 2012 and November 30, 2012; (ii) the Management Agreement between ESA Canada Operating Lessee Inc., HVM and HVM Canada Hotel Management ULC dated October 8, 2010, as amended November 30, 2012; (iii) the Management Agreement between ESA 2007 Operating Lessee Inc. and HVM dated October 8, 2010; (iv) those two certain Management Agreements between LVP Acquisitions Corp. and HVM L.L.C., each dated as of October 17, 2007 and relating to hotels located at: 15385 Katy Freeway, Houston, TX 77094; and 13420 Southwest Freeway, Houston, TX 77478, respectively; and (v) those seventeen certain Management Agreements between HFI Acquisitions Company LLC and HVM L.L.C., each dated as of December 31, 2009 and relating to hotels located at: 939 International Drive, Linthicum Heights, Maryland 21090; 20141 Century Boulevard, Germantown, Maryland 20874; 4504 Brookfield Corporate Drive, Chantilly, Virginia 20151; 45250 Catalina Court, Sterling, Virginia 20166; 12104 Monument Drive, Fairfax, Virginia 22033; 8281 Willow Oaks Corporate Drive, Fairfax, Virginia 22031; 12190 Sunset Hills Road, Reston, Virginia 21090; 10961 West Broad Street, Glen Allen, Virginia 23060; 3873 West Commercial Boulevard, Tamarac, Florida 33309; 8720 NW 33rd Street, Miami, Florida 33172; 7550 State Road 84, Davie, Florida 33317; 330 Grand Regency Boulevard, Brandon, Florida 33510; 2311 Ulmerton Road, Clearwater, Florida 33762; 5401 Beaumont Center Boulevard East, Tampa, Florida 33634; 4515 NC Highway 55, Durham, North Carolina 27613; 4810 Bluestone Drive, Raleigh, North Carolina 27612; and 7049 Jimmy Carter Boulevard, Norcross, Georgia 30092, respectively, together with the assignment and assumption of management agreements between HFI Acquisitions Company LLC and ESA P Portfolio Operating Lessee Inc., dated December 13, 2012.

“Management Representation Letters” means the representation letters provided by ESH REIT and HVM to Deloitte & Touche LLP in connection with (i) its review of the condensed consolidated balance sheet of ESH REIT and subsidiaries as of February 26, 2015, (ii) its review of the condensed consolidated balance sheet of the Corporation as of February 26, 2015, (iii) its review of the condensed consolidated balance sheet of ESH REIT and subsidiaries as of June 30, 2014, and the related condensed consolidated statements of operations, income change in equity and cash flows, dated as of August 4, 2014; (iv) its review of the condensed consolidated balance sheet of ESH Hospitality LLC and subsidiaries as of March 31, 2013, and the related condensed consolidated statements of operations, income change in equity and cash flows, dated as of July 15, 2013; (v) its review of the condensed and combined balance sheet of ESH Hospitality LLC and subsidiaries and ESH Hospitality Strategies LLC and subsidiaries as of March 31, 2013, and the related condensed consolidated and combined statements of operations, income, changes in combined equity and cash flows, dated as of July 15, 2013; (vi) its audit of the consolidated and

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June 5, 2015

combined balance sheets of ESH Hospitality LLC and subsidiaries and ESH Strategies LLC and subsidiaries as of December 31, 2012 and 2011, the related consolidated and combined statements of operations, income, change in equity and cash flows for each of the two years in the period ended December 31, 2012, and for the period from October 8, 2010 to December 31, 2010, dated as of July 15, 2013; and (vii) its audit of the consolidated balance sheets of ESH Hospitality LLC and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operation, income, changes in equity and cash flows for each of the two years in the period ended December 31, 2012, and for the period from October 8, 2010 to December 31, 2010, dated as of July 15, 2013.

“Operating Leases” means (i) the Lease Agreement between ESA P Portfolio L.L.C., ESA P Portfolio MD Trust, ESH/TN Properties L.L.C. and ESA P Portfolio Lessee Inc. dated October 8, 2010, as amended April 9, 2012, November 30, 2012, December 13, 2012 and April 15, 2013; (ii) the Lease Agreement between ESA Canada Administrator L.L.C., ESA Canada Properties Trust and ESA Canada Operating Lessee Inc. dated October 8, 2010, as amended November 30, 2012, and November 11, 2013; (iii) the Lease Agreement between ESA UD Properties L.L.C. and ESA 2007 Operating Lessee Inc. dated October 8, 2010 and amended November 11, 2013; and (iv) the Lease Agreement between ESA LVP Portfolio L.L.C. and ESA LVP Operating Lessee L.L.C. dated December 31, 2013.

“Pairing Agreement” means the Pairing Agreement between the Corporation and ESH REIT dated November 12, 2013.

“Stockholders’ Agreement” means the Stockholders Agreements between Extended Stay America, Inc., ESH Hospitality, Inc. and such persons listed from time to time as signatories thereto as “Sponsor Shareholders” entered as of November 18, 2013.

“Trademark License Agreements” means (i) the Trademark License Agreement between ESH Strategies Branding LLC and ESA P Portfolio Operating Lessee Inc. dated October 8, 2010, as amended November 30, 2012; (ii) the Trademark License Agreement between ESH Strategies Branding LLC and ESA Canada Operating Lessee Inc. dated October 8, 2010, as amended November 30, 2012; and (iii) the Trademark License Agreement between ESH Strategies Branding LLC and ESA 2007 Operating Lessee Inc. dated October 8, 2010.